Exhibit 20.1


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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2000-1

Monthly Series 2000-1 Certificateholders' Statement


                  Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.

For Month October 2002

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
5.2(a)(i) on an aggregate basis:
                             Class A Monthly Principal                                                     0.00
                             Class B Monthly Principal                                                     0.00
                    per $1,000 original principal amount per Certificate:
                             Class A Monthly Principal                                                     0.00
                             Class B Monthly Principal                                                     0.00
5.2(a)(ii) on an aggregate basis:
                             Class A Monthly Interest                                                356,930.56
                             Class B Monthly Interest                                                      0.00
                    per $1,000 original principal amount per Certificate:
                             Class A Monthly Interest                                                      1.78
                             Class B Monthly Interest  ___________                                         0.00
5.2(a)(iii)         Collections of Principal Receivables allocated to Class A                     12,771,084.34
                    Collections of Principal Receivables allocated to Class B                      8,716,870.13

5.2(a)(iv)          Collections of Finance Charge Receivables allocated to Class A                 3,705,348.85
                    Collections of Finance Charge Receivables allocated to Class B                 1,106,792.52

5.2(a)(v)           Principal Receivables (beginning of month)                                 1,288,650,386.90
                             Gross Credit Sales                                                  204,450,692.54
                             Principal Payments                                                 (188,030,619.04)
                             Returns                                                             (29,465,240.83)
                             Principal Defaults                                                   (9,806,148.35)
                             Ineligible Principal Receivables                                              0.00
                             Actual Misc. Adjustments                                                      0.00

                    Principal Receivables (end of month)                                       1,265,799,071.22
                    Total Portfolio Recoveries
                             Gross Recoveries                                                      1,519,658.52
                             Recoveries Net of Expenses                                            1,182,055.71

                    Total Portfolio Finance Charge Collections
                             Finance Charge Collections                                           22,692,440.45
                             Finance Charge Collections with Recoveries                           23,874,496.16

                    Investor Interest                                                            259,740,260.00
                    Adjusted Investor Interest                                                   259,740,260.00
                             Class A Investor Interest                                           200,000,000.00
                             Class A Adjusted Investor Interest                                  200,000,000.00
                             Class B Investor Interest                                            59,740,260.00
                    Floating Investor Percentage                                                            20.16%
                             Class A Floating Allocation                                                    77.00%
                             Class B Floating Allocation                                                    23.00%
                    Fixed Investor Percentage                                                               N/A
                             Class A Fixed Allocation                                                       N/A
                             Class B Fixed Allocation                                                       N/A
5.2(a)(vi)          Delinquent Accounts
                             30-59 Days Delinquent                                                59,683,639.00
                             60-89 Days Delinquent                                                19,618,777.00
                             90+ Days Delinquent                                                  33,934,738.00

5.2(a)(vii)         Aggregate Investor Default Amount                                              1,976,526.41
                             Class A Investor Default Amount                                       1,521,925.33
                             Class B Investor Default Amount                                         454,601.08

5.2(a)(viii)                 on an aggregate basis:
                             Class A Investor Charge-Offs                                                  0.00
                             Class B Investor Charge-Offs                                                  0.00
                    per $1,000 original principal amount per Certificate:
                             Class A Investor Charge-Offs                                                  0.00
                             Class B Investor Charge-Offs                                                  0.00

5.2(a)(ix) on an aggregate basis:
                             Class A Investor Charge-Offs reimbursed                                       0.00
                             Class B Investor Charge-Offs reimbursed                                       0.00
                    per $1,000 original principal amount per Certificate:
                             Class A Investor Charge-Offs reimbursed                                       0.00
                             Class B Investor Charge-Offs reimbursed                                       0.00

5.2(a)(x) on an aggregate basis:
                             Class A Servicing Fee                                                   333,333.33
                             Class B Servicing Fee                                                         0.00

5.2(a)(xi)          Portfolio Yield                                                                         13.10%

5.2(a)(xii)         Reallocated Class B Principal Collections                                              0.00

5.2(a)(xiii)        Class B Investor Interest                                                     59,740,260.00

5.2(a)(xiv)         LIBOR for Interest Period                                                             1.80250%

5.2(a)(xv)          Principal Funding Account Balance                                                      0.00

5.2(a)(xvi)         Accumulation Shortfall                                                                 0.00

5.2(a)(xvii)        Principal Funding Account Investment Proceeds                                          0.00

5.2(a)(xviii)       Principal Funding Investment Shortfall                                                 0.00

5.2(a)(xix)         on an aggregate basis:
                            Class A Available Funds                                               3,705,348.85

5.2(a)(xx)          Class A Certificate Rate                                                              2.07250%

                    Other items
                         Number of Accounts (beginning of month)                                      2,429,819
                         Number of Accounts (end of month)                                            2,357,054
                         Collateral Performance
                            Total Payment Rate                                                              16.44%
                            Portfolio Yield (Gross)                                                         22.23%
                            Excess Spread (current month)*                                                   9.91%
                            Excess Spread (previous month)                                                  10.31%
                            Excess Spread (2 months previous)                                               10.71%
                    ----------------------------------------------------------------------------------------------
                            Excess Spread (3 month rolling Average)                                         10.31%

                            * Please note that Excess Spread is calculated on a cash basis and may be higher than Spread to Base Rate in any given month. Spread to Base Rate assumes coupon and servicing fee are allocated based upon the entire invested amount.

                            Defaults                                                                         9.13%
                            30-59 Days Delinquent                                                            4.63%
                            60-89 Days Delinquent                                                            1.52%
                            90+ Days Delinquent                                                              2.63%
                    -----------------------------------------------------------------------------------------------
                            Total Delinquent                                                                 8.79%

                            Principal Payment Rate                                                          14.59%
                            Pool Balance in $MM (end of month)                                              1,266
                            Seller Percent                                                                  63.03%
                    Series Performance Trigger (as defined in Pooling and Servicing
                    Agreement)
                    Net Portfolio Yield (current month, net of Charge-offs)                                13.10%
                    Net Portfolio Yield (previous month)                                                   13.41%
                    Net Portfolio Yield (2 months previous)                                                13.94%
                    ----------------------------------------------------------------------------------------------
                    Net Portfolio Yield (3 month rolling average)                                          13.48%

                    Base Rate (current month)                                                               4.14%
                    Base Rate (previous month)                                                              4.02%
                    Base Rate (2 months previous)                                                           4.19%
                    ----------------------------------------------------------------------------------------------
                    Base Rate (3 month rolling average)                                                     4.12%

                    Spread to Base Rate (current month)                                                     8.96%
                    Spread to Base Rate (previous month)                                                    9.39%
                    Spread to Base Rate (2 months previous)                                                 9.75%
                    ----------------------------------------------------------------------------------------------
                    Spread to Base Rate (3 month rolling average)                                           9.37%

                    Base Rate > Portfolio Yield (3 month rolling average)                                    No

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                                  Dillard National Bank, as Servicer


                                  By: ____________________________________
                                         Title: Cashier